Exhibit 99.1

For Immediate Release

Rains insurance acquires sunbelt insurance

KNOXVILLE and CHATTANOOGA, Tenn., September 6, 2022 – Rains Insurance, Inc. (“Rains”), a wholly owned subsidiary of SmartBank, announced today that it has acquired the operating assets of Chattanooga, TN-based Sunbelt Group, LLC (“Sunbelt”). The transaction is effective September 1, 2022 and marks the first acquisition of an independent insurance agency by Rains.

Sunbelt, formed in 1984, is an independent, full-service insurance agency providing personal and commercial property and casualty insurance as well as life and health.  In addition, Sunbelt has a dedicated transportation insurance department that focuses their attention solely on the insurance needs of the transportation industry.  Mark Slater, President of Sunbelt Insurance, said, “Rains and SmartBank have a great culture and a proven track record of success.  We are fortunate to join this outstanding team and look forward to our role in achieving the vision for growth and providing an exceptional customer experience.”

“Sunbelt Insurance represents many of the finest national and regional insurance companies in the industry,” said Billy Carroll, Chairman of Rains Insurance and President of SmartBank. “We are excited to add this team of hard-working and experienced insurance advisors to our company and look forward to further expanding our service areas in Tennessee and all across our footprint.”

For more information on Rains Insurance, visit www.therainsagency.com.

About Rains Insurance:

Rains Insurance is a subsidiary of SmartBank and an independent insurance agency providing clients with a variety of insurance products and services such as personal, commercial, life and health insurance with multiple locations throughout the Southeast. For more information on Rains Insurance, visit www.therainsagency.com.

About SmartBank:

SmartFinancial, Inc. (the “Company”), based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial, Inc. can be found on its website: www.smartfinancialinc.com.

Forward Looking Statements:

This release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements in this release include, without limitation, statements regarding the expected impact of the acquisition of Sunbelt by Rains. Forward-looking statements, by their nature, are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this communication because actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. Certain factors that could cause actual results to differ materially from expected results include difficulties and delays in integrating the customers or business of Sunbelt, or onboarding its sales producers; Rains’ inability to sustain revenue and earnings growth or to fully realize revenue or expense synergies or the other expected benefits of the asset acquisition; the inability to implement integration plans and other consequences associated with the asset acquisition; the choice by customers of Sunbelt or its sales producers not to keep their respective business relationships with Rains; effects of competition in the financial services industry, including competitors’ success in recruiting away Sunbelt’s sales producers; developments in Rains’ market relating to the COVID-19 pandemic; and general economic conditions and legislative and regulatory changes that could adversely affect the businesses in which the Company, SmartBank and Rains are engaged. Any forward-looking statement speaks only as of the date hereof, and none of the Company, SmartBank, or Rains undertake any obligation, and each specifically declines any obligation, to revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact

William Y. (“Billy”) Carroll, Jr.

President and Chief Executive Officer

SmartFinancial, Inc.

Email: billy.carroll@smartbank.com

Phone: 865.868.0613